UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 8, 2010 (Date of earliest event reported)

U.S. GEOTHERMAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706

(Address of principal executive offices)

(208)  424-1027

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities

U.S. Geothermal Inc. (the "Company") announced today that it has entered into a securities purchase agreement (the "Purchase Agreement") with several institutional investors, pursuant to which the Company has agreed to issue 8,209,519 shares of Common Stock at a price of $1.05 per share for gross proceeds of approximately $8.6 million (the "Private Placement"). Pursuant to the terms of the Private Placement, each investor will also be issued a common share purchase warrant (a "Warrant") exercisable for 50% of the number of shares of Common Stock purchased by the investor. After deducting for fees and expenses, the net proceeds are anticipated to total approximately $8.0 million. The securities will be issued in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D thereunder. Each of the investors has represented to the Company that it is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

The Private Placement is subject to certain conditions including, but not limited to, the approval of the NYSE Amex and the Toronto Stock Exchange and is anticipated to close on or about March 12, 2010. The Company will pay commissions to agents in connection with the Private Placement in the amount of approximately $516,000 and warrants to purchase up to 246,286 shares of common stock. The net proceeds of the offering will be used by the Company to further develop its Neal Hot Springs geothermal project and for general working capital purposes.

Each Warrant is exercisable at $1.25 per share for a period of five years beginning six months after the closing of the private placement. However, under certain specified circumstances, the warrants may be exercised by means of a "cashless exercise." The warrants have customary provisions for the adjustment to the exercise price based on certain stock dividends, stock splits and certain types of fundamental transactions such as mergers or asset sales.

In connection with the Private Placement, we also entered into a registration rights agreement (the "Registration Rights Agreement") with the investors.

Pursuant to the Purchase Agreement, the Company is restricted from, among other things, (i) issuing any shares of common stock or securities convertible into common stock, subject to certain exempt issuances, until the earlier of 45 days after the initial registration statement the Company agreed to file pursuant to the Registration Rights Agreement is declared effective by the U.S. Securities and Exchange Commission (the "Commission") or 225 days after closing of the Private Placement or (ii) entering into certain "variable rate transactions," as such term is defined in the Purchase Agreement. The Purchase Agreement also contains representations and warranties of the Company and the investors that are customary for transactions of type contemplated in connection with the Private Placement.

Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale of the shares of common stock issued to investors in the Private Placement, including the shares of common stock issuable upon exercise of the warrants. The Registration Rights Agreement also extends to the shares of common stock issuable upon the exercise of the warrants issued to agents as commissions in the Private Placement. Pursuant to the Registration Rights Agreement, the Company has agreed to file an initial registration statement with the SEC within 30 calendar days of the closing of the Private Placement and to use its best efforts to cause such registration statement to become effective within 120 days of the closing, or it will be subject to certain liquidated damages provisions. The Company has also agreed to file and keep continuously effective the resale registration statement or such additional registration statements until all of the shares of common stock and the shares of common stock issuable upon exercise of the warrants registered thereunder have been sold or may be sold without volume restrictions pursuant to Rule 144 of the Securities Act.

If, among other things, (i) the Company fails to file the initial registration statement within the prescribed period or (ii) any registration statement that we file is not declared effective within 120 calendar days of the required filing date or (iii) upon the occurrence of certain other specified events, the Company has agreed to pay to each investor, as partial liquidated damages, an amount in cash equal to 1% of the aggregate purchase price paid by each such investor upon occurrence of such event and upon the monthly anniversary of the event date until cured. The maximum aggregate liquidated damages payable to an investor will not exceed 10% of the aggregate purchase price paid by such investor. Notwithstanding the foregoing, liquidated damages shall not be payable for any period during which the shares of commons stock may be sold without volume restrictions pursuant to Rule 144 of the Securities Act.

The foregoing descriptions of the terms, conditions and restrictions of the warrants, the Purchase Agreement and the Registration Rights Agreement do not purport and are not intended to be complete and are qualified in their entirety by the complete text of those agreements, forms of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Report.

The information provided in this Report may contain forward-looking statements within the definition of the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995, including statements regarding the offering, anticipated use of proceeds and availability of future financing. These statements are based on U.S. Geothermal Inc.'s current expectations and beliefs and are subject to a number of risks and uncertainties that can cause actual results to differ materially from those described. Important factors that could cause actual results to differ materially from U.S. Geothermal's expectations include the uncertainties involving the completion of the offering and the need for additional financing to explore and develop projects and availability of financing in the capital markets . Readers are cautioned to review the risk factors identified by the company in its filings with Canadian and US securities agencies, including U.S. Geothermal's annual report on Form 10-K for the year ended March 31. 2009. Forward-looking statements are based on management's expectations, beliefs and opinions on the date the statements are made. U.S. Geothermal Inc. assumes no obligation to update forward-looking statements if management's expectations, beliefs, or opinions, or other factors, should change.

Item 7.01

Regulation FD Disclosure.

On March 9, 2010, U.S. Geothermal Inc. issued a press release, which is attached hereto as Exhibit 99.1. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01

Other Events

Initiating a planned capital project for Raft River Unit I and a well drilling program for a planned future expansion at San Emidio may be subject to completion of future financing. Development activities were originally anticipated to commence during the second calendar quarter of 2010, but the Company's working capital levels following this Private Placement may not be sufficient to provide the required funding at Neal Hot Springs and commence such activities for both the Raft River Unit I Repower and the San Emidio Expansion. Certain restrictions on future capital raising by U.S. Geothermal at the parent level contained in Section 4.12 of the Purchase Agreement may delay future financing and consequently, commencement of these and other expansion or development projects.

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

10.3	Form of Common Stock Purchase Warrant

99.1	Press release of U.S. Geothermal Inc. dated March 9, 2010 entitled "U.S. Geothermal Announces $8.6 Million Private Placement Financing"

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 9, 2010

U.S. Geothermal Inc.

By: /s/ Daniel J. Kunz

  Daniel J. Kunz
  President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

10.3	Form of Common Stock Purchase Warrant

99.1	Press release of U.S. Geothermal Inc. dated March 9, 2010 entitled "U.S. Geothermal Announces $8.6 Million Private Placement Financing"